News
 Release

Capstone Companies, Inc. 350 Jim Moran Blvd, Suite 120 Deerfield Beach, FL 33442

For more information contact

Company: Jill Mohler Corporate Secretary Phone: (954) 252-3440, ext 313	Investor Relations: Deborah K. Pawlowski, Kei Advisors LLC Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

FOR IMMEDIATE RELEASE

Capstone Companies, Inc. Reports
Second Quarter 2012 Financial Results

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Continued innovation with launch of Industry’s first Decorative Power Failure Accent Lights, Rechargeable Flashlights, a Wireless Motion Sensor, Door Security Monitor and an expanded Eco-i-Lite Power Failure program

•	Second quarter revenue lower due to customer order delays

DEERFIELD BEACH, FL, August 14, 2012 – Capstone Companies, Inc. (OTCQB: CAPC) (“Capstone” or the “Company”), a leader in the design and manufacture of specialty power failure lighting solutions and innovator of consumer safety and security products for the North American retail markets, reported today second quarter unaudited 2012 financial results.

Stewart Wallach, Capstone’s CEO, commented, “We have made steady progress by expanding our market channels and continue to see a high level of customer interest in our recent product introductions from the 2012 National Hardware Show.  However, the timing of orders and the impact of several retailers delaying product launches until the second half of this year dampened revenues in the second quarter FY2012.   Upon the introduction of our domestic distribution program, we recognize that until we build sufficient scale in sales we are subject to significant variability in orders quarter-to-quarter and increased inventory costs.  We believe the benefits of the new program will provide enhanced financial performance in 2012-2013 time frame."

Revenue decreased to $849 thousand in the second quarter of 2012 from $1.0 million in the prior-year period.  This change reflects the variability of timing of orders and shipments due to the Company’s direct import business model and delayed shipments for the initial domestic distribution orders.  Several domestic retailers experienced execution delays in their planned May launches, with some programs being pushed back into the second half of the year.

Gross profit for the second quarter decreased to $187 thousand, or 22.0% of revenue, from $309 thousand, or 29.5% of revenue, in the second quarter of 2011.  The reduction in gross margin was due to unfavorable product mix in customer orders for the quarter.

Total operating expenses increased to $491 thousand from $323 thousand in the second quarter of 2011.Sales and marketing increased $51 thousand to $71 thousand as the Company expanded its marketing efforts and is attending another trade show in 2012, totaling three relevant trade shows this calendar year.  Product development expenses increased $34 thousand year-over-year.

Capstone Companies, Inc. Reports Second Quarter 2012 Financial Results
August 14, 2012

Capstone’s interest expense reduced $22 thousand to $57 thousand in the second quarter due to less financing for the purchase of product.

Net loss for the second quarter of 2012 was $361 thousand compared with a net loss of

$14 thousand in the second quarter 2011.

In support of the Company’s domestic distribution program, inventory increased to

$576 thousand at the end of the second quarter from $59 thousand at the end of 2011.

Year-to-Date Review

Total revenue for the six months ended June 30, 2012 was $1.2 million, a decrease of 65.7%, or $2.3 million, compared with $3.5 million of revenue for the same time period in 2011.  The decline reflects the variability of the timing of orders and shipments associated with the direct import business, which is contingent on when a retailer seasonally plans to promote particular products.

Year-to-date gross profit was $295 thousand compared with $901 thousand in the same period of 2011, a reduction of $606 thousand, or 67.2%.  Gross profit as a percentage of revenue for the first six months of 2012 and 2011 was 24.8% and 25.9%, respectively.

The Company realized a net loss of $709 thousand compared with net income of $15 thousand in the same period last year.

Expansion of products and continued investment in technologies to bolster revenue

Capstone recently launched the Eco-i-Lite 5 LED, a smaller version of its award winning (National Hardware Show 2012 Bronze Award Winner “Most Innovative New Product”)

Eco-i-Lite 10 LED Multi-Function Power Failure Light solution.  This product is designed to bring relief for consumers   knowing they have emergency power that is reliable and secure.  In addition to the 5 LED light, the Company launched several other products including the Decorative Power Failure Accent Light, the 1Watt LED Rechargeable Flashlight, the Door Security Monitor, the Wireless Motion Sensor Lights, Pathway Lights’ Deluxe Mini Tasklight and Pathway Lights’ Click Tasklight.  These products debuted at this year’s International Home and Housewares Show and the National Hardware Show receiving very high acceptance.

Mr. Wallach noted, “Our substantial investment in new product development, technologies as well as inventories, puts Capstone on sound footing to respond to the perceived increasing market demand for power failure solutions.  Capstone Industries’ continues to utilize market research data that affects its business which in turn, serves to educate the buying community on the importance of this emerging category - power failure solutions.”

Reid Goldstein, President of Capstone Industries, a subsidiary Capstone Companies, Inc, adds, “Capstone Industries focus and actions for the remainder of 2012 will remain unchanged.  We will continue to seek to expand our customer base and finalize the addition of our latest product introductions to our existing retail customers.  These new products will allow us to achieve the substantial scale we need.  We expect increased product placements to favorably affect our continued and steady bookings for the remainder of the year."

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Capstone Companies, Inc. Reports Second Quarter 2012 Financial Results
August 14, 2012

Webcast and Teleconference to Review Results and Outlook

The Company will host a live webcast and conference call on Wednesday, August 15, 2012 at 1:30 p.m. Eastern Time.  During the call, management will review the financial and operating results and discuss the Company’s corporate strategy and outlook, followed by a question-and-answer session.  The conference call can be accessed by dialling (201) 689-8562.  The listen-only audio webcast can be monitored at www.capstonecompaniesinc.com.

A telephonic replay will be available from 4:30 p.m. Eastern Time the day of the teleconference until Wednesday, August 22, 2012.  To listen to the replay of the call, dial (858) 384-5517 and enter replay pin number 396174.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com.  A transcript will also be posted to the website, once available.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly owned subsidiaries, Capstone Industries, Inc. and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer products to retailers and wholesalers throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

FORWARD-LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of words like “anticipate,” “expect,” “project,” “continue” and similar words.  These statements are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company’s products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors.  Prior success in operations does not necessarily mean success in future operations.  The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue.  The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Contents of referenced URL’s are not incorporated into this press release.

FINANCIAL TABLES FOLLOW.  THE FOLLOWING SUMMARY FINANCIAL STATEMENT SHOULD BE READ ALONG WITH THE FORM 10-Q FINANCIAL STATEMENT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Capstone Companies, Inc. Reports Second Quarter 2012 Financial Results
August 14, 2012

CAPSTONE COMPANIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenue	$848,990	$1,048,203	$1,187,660	$3,465,697
Cost of Sales	(661,873)	(738,900)	(892,660)	(2,565,143)
Gross Profit	187,117	309,303	295,000	900,554

Operating Expenses:
Sales and marketing	70,586	19,836	119,774	72,608
Compensation	224,424	191,811	444,504	376,743
Professional fees	53,555	6,491	100,878	44,227
Product Development	64,778	30,674	91,880	82,759
Other general and administrative	77,295	74,136	157,729	155,033
Total Operating Expenses	490,638	322,948	914,765	731,370

Net Operating (Loss) Income	(303,521)	(13,645)	(619,765)	169,184

Other (Expense) Income:
Interest expense	(57,058)	(78,760)	(88,989)	(154,470)
Total Other Expense	(57,058)	(78,760)	(88,989)	(154,470)

Net (Loss) Income	$(360,579)	$(92,405)	$(708,754)	$14,714

Income (Loss) per Common Share
Basic	$-	$-	$-	$-
Diluted	$-	$-	$-	$-

Weighted Average Shares Outstanding
Basic	649,510,532	649,510,532	649,510,532	649,510,532
Diluted	804,957,109	802,282,209	804,957,109	802,282,209

Capstone Companies, Inc. Reports Second Quarter 2012 Financial Results
August 14, 2012

CAPSTONE COMPANIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30,	December 31,
Assets:	2012	2011
Current Assets:
Cash	$226,083	$164,610
Accounts receivable - net	770,828	1,477,279
Inventory	576,374	58,717
Prepaid expense	1,165,507	417,743
Total Current Assets	2,738,792	2,118,349
Fixed Assets:
Computer equipment & software	66,448	64,047
Machinery and equipment	546,919	546,919
Furniture and fixtures	5,665	5,665
Less: Accumulated depreciation	(563,647)	(546,193)
Total Fixed Assets	55,385	70,438
Other Non-current Assets:
Product development costs - net	19,612	13,624
Goodwill	1,936,020	1,936,020
Total Other Non-current Assets	1,955,632	1,949,644
Total Assets	$4,749,809	$4,138,431
Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable and accrued expenses	$456,420	$526,936
Note payable - Sterling National Bank	180,325	441,607
Notes and loans payable to related parties - current maturities	3,166,645	0
Total Current Liabilities	3,803,390	968,543
Long Term Liabilities
Notes and loans payable to related parties - Long Term	0	1,531,215
Total Liabilities	3,803,390	2,499,758
Stockholders' Equity:
Preferred Stock, Series A, par value $.001 per share, authorized 100,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series B, par value $.10 per share, authorized 100,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series B-1, par value $.0001 per share, authorized 50,000,000 shares, issued -0- shares		-
Preferred Stock, Series C, par value $1.00 per share, authorized 1,000 shares, issued 1,000 shares	1,000	1,000
Common Stock, par value $.0001 per share, authorized 850,000,000 shares, 649,510,532 shares issued at June 30, 2012 and December 31, 2011	64,951	64,951

Additional paid-in capital	7,058,358	7,041,858
Accumulated deficit	(6,177,890)	(5,469,136)
Total Stockholders' Equity	946,419	1,638,673
Total Liabilities and Stockholders’ Equity	$4,749,809	$4,138,431

Capstone Companies, Inc. Reports Second Quarter 2012 Financial Results
August 14, 2012

CAPSTONE COMPANIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30th,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Continuing operations:
Net (Loss) Income	$(708,754)	$14,714
Adjustments necessary to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	25,810	35,583
Compensation expense from stock options	16,500	33,218
Decrease (increase) in accounts receivable	706,451	470,710
(Increase) decrease in inventory	(517,656)	195,941
(Increase) decrease in prepaid expenses	(757,764)	(662,180)
(Increase) decrease in deposits	-	-
(Increase) decrease in other assets	(4,346)	3,088
(Decrease) increase in accounts payable and accrued expenses	(70,516)	107,068
Increase in accrued interest on notes payable	82,430	57,866
Net cash (used in) provided by operating activities	(1,227,845)	256,008

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,401)	(9,358)
Net cash (used in) provided by investing activities	(2,401)	(9,358)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	1,540,000	2,400,000
Repayments of notes payable	(1,801,281)	(3,093,742)
Proceeds from notes and loans payable to related parties	1,553,000	2,110,000
Repayments of notes and loans payable to related parties	-	(1,527,321)
Net cash provided by (used in) financing activities	1,291,719	(111,063)

Net Increase in Cash and Cash Equivalents	61,473	135,587
Cash and Cash Equivalents at Beginning of Period	164,610	115,239
Cash and Cash Equivalents at End of Period	$226,083	$250,826

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$6,560	$71,061
Franchise and income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:	$-	$-

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